Emmis Communications Corporation

           Legal Name                                               Organization
           ----------                                               ------------
Emmis Communications Corporation                                         IN
Emmis Operating Company                                                  IN
Emmis Radio Corporation1                                                 IN
Emmis Television Broadcasting, L.P.2                                     IN
Emmis Publishing, L.P.3                                                  IN
Emmis Indiana Broadcasting, L.P.4                                        IN
SJL of Kansas Corp.2                                                     KS
Topeka Television Corporation2                                           MO
Emmis International Broadcasting Corporation                             CA
Slager Radio Rt. (59.5%)                                               Hungary
Emmis Hungarian Holding Co (Magyar Kommunikacios Befektetesi Kft.)     Hungary
Emmis Latin America Broadcasting Corporation                             CA
Emmis South America Broadcasting Corporation                             CA
Emmis Argentina Broadcasting, S.A.                                    Argentina
Emmis Buenos Aires Broadcasting, S.A.                                 Argentina
Votionis, S.A. (75%)                                                  Argentina
Emmis Meadowlands Corporation                                            IN
Emmis Publishing Corporation                                             IN
Emmis License Corporation                                                CA
Emmis Television License Corporation5                                    CA
Emmis Radio License Corporation6                                         CA
Emmis License Corporation of New York6                                   CA
Emmis Radio License Corporation of New York6                             CA
Emmis Television License Corporation of Wichita5                         CA
Emmis Television License Corporation of Topeka5                          CA
Emmis Enterprises, Inc.                                                  IN
Mediatex Communications Corporation                                      IN
Los Angeles Magazine Holding Company, Inc.                               IN

                                   Investments
                                   -----------
Ten Fifty Limited Partnership (Emmis Meadowlands is a limited partner)   IN
Duncan American Radio, LLC (40%)                                         IN
Country Sampler Stores, LLC (51%)                                        IL
Game Warden Wildlife Journal, LLC (51%)                                  IN
Baby Ree Entertainment, LLC (50%)                                        CA
FM Broadcasters LLC (12.5%)                                              IL
Sandia Television Corporation                                            NM
Sylvan Tower Co. LLC (25%)                                               OR
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                                    Footnotes
                                    ---------

* Emmis Communications Corporation directly or indirectly owns 100% of all entities except as otherwise noted.

1Emmis Radio Corporation operates all our radio stations except for the stations held by Emmis Indiana Broadcasting, L.P.

2Emmis Television Broadcasting, L.P. operates all our television stations except for KSNW-TV which is operated by SJL of Kansas Corp., KSNT-TV which is operated by Topeka Television Corporation, and WTHI-TV which is operated by Emmis Indiana Broadcasting, L.P.

3Emmis Publishing, L.P. publishes Indianapolis Monthly, Atlanta Magazine, Cincinnati Magazine, Country Sampler, Texas Monthly and Los Angeles Magazine.

4Emmis Indiana Broadcasting, L.P. operates all our Indiana radio stations WIBC-AM, WENS-FM, WNOU-FM, WYXB-FM, WTHI-FM, WWVR-FM, Network Indiana and AgriAmerica, and our Indiana television station, WTHI-TV.

5Emmis Television License Corporation holds all our television FCC licenses except for the KSNT-TV licenses which are held by Emmis Television License Corporation of Topeka and the KSNW-TV licenses which are held by Emmis Television License Corporation of Wichita.

6Emmis Radio License Corporation holds all our radio FCC licenses except for the WRKS-FM licenses which are held by Emmis Radio License Corporation of New York and the WQHT-FM licenses which are held by Emmis License Corporation of New York.